     As filed with the Securities and Exchange Commission on August 31, 2000
                                                     Registration No. 333-______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                         FORM S-8 REGISTRATION STATEMENT

                        UNDER THE SECURITIES ACT OF 1933

                                NIKU CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

             DELAWARE                                           77-0473454
  (State or Other Jurisdiction                                (I.R.S. Employer
of Incorporation or Organization)                            Identification No.)

                                NIKU CORPORATION
                                 305 MAIN STREET
                         REDWOOD CITY, CALIFORNIA 94063
          (Address of Principal Executive Offices, including Zip Code)

                   NIKU CORPORATION 2000 EQUITY INCENTIVE PLAN
       (FOR OPTIONS GRANTED UNDER APPLIED BUSINESS TECHNOLOGY CORPORATION
           UK APPROVED SHARE OPTION SUBPLAN AND ASSUMED BY REGISTRANT)
                           (Full Titles of the Plans)

                                 FARZAD DIBACHI
                             CHIEF EXECUTIVE OFFICER
                               NIKU CORPORATION
                                 305 MAIN STREET
                         REDWOOD CITY, CALIFORNIA 94063
                                 (650) 298-4600
            (Name, Address and Telephone Number of Agent for Service)

                                   COPIES TO:

                            Dennis R. DeBroeck, Esq.
                             Jeffrey R. Vetter, Esq.
                               Fenwick & West LLP
                              Two Palo Alto Square
                           Palo Alto, California 94306

                         CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                              AMOUNT         PROPOSED MAXIMUM       PROPOSED MAXIMUM       AMOUNT OF
                                              TO BE           OFFERING PRICE            AGGREGATE         REGISTRATION
 TITLE OF SECURITIES TO BE REGISTERED       REGISTERED           PER SHARE           OFFERING PRICE           FEE
------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.0001 par value             77,671 (1)           $18.79(2)            $1,459,439(2)          $386
------------------------------------------------------------------------------------------------------------------------

(1) Represents 77,671 shares subject to options outstanding as of August 30, 2000 under Registrant's 2000 Equity Incentive Plan, such options issued by Registrant in exchange for options assumed by Registrant in connection with Registrant's acquisition of ABT Corporation.

(2) Estimated as of August 28, 2000 pursuant to Rule 457(c) solely for purposes of calculating the registration fee, based on the average of the high and low prices of the Registrant's common stock as reported by the Nasdaq National Market on August 28, 2000.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     Except to the extent modified or superseded by information contained herein, the following documents we have filed with the Commission are incorporated herein by reference:

          o the Registration Statement on Form S-8 of which this prospectus is a part, and the exhibits filed with the registration statement and incorporated into the registration statement by reference;

          o our quarterly report on Form 10-Q for the quarterly period ended April 29, 2000;

          o our Annual Report on Form 10-K for the fiscal year ended January 29, 2000 filed with the Commission on April 28, 2000, which contains our audited consolidated financial statements as of January 29, 2000 and 1999 and for each of the years then ended;

     o the description of our common stock contained in our registration statement on Form 8-A filed with the Commission on January 6, 2000 under Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

     o all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and before the termination of this offering.

     To the extent that any statement herein is inconsistent with any statement that is incorporated by reference, the statement herein shall control. Such inconsistent incorporated statement shall not be deemed, except as modified or superceded, to constitute a part of this prospectus or the registration statement.

     Because we are subject to the informational requirements of the Exchange Act, we file reports and other information with the Commission. You may obtain copies of this material from the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at rates prescribed by the Commission. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. Reports, proxy and information statements and other information that we file electronically with the Commission are available at the Commission's web site at http://www.sec.gov.

     We will furnish without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of the information that has been incorporated into this prospectus by reference (except exhibits, unless they are specifically incorporated by reference into this prospectus). You should direct any requests for copies to Investor Relations, Niku Corporation, 305 Main Street, Redwood City, California 95063.

ITEM 4. DESCRIPTION OF SECURITIES - SECURITIES TO BE PURCHASED.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Fenwick & West LLP, Palo Alto, California, will pass upon the validity of the issuance of the shares of common stock offered by this prospectus. As of July 31, 2000, three investment partnerships associated with Fenwick & West LLP beneficially owned an aggregate of 55,126 shares of our common stock.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

     As permitted by the Delaware General Corporation Law, the Registrant's Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability:

     o for any breach of the director's duty of loyalty to the Registrant or its stockholders;

     o for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

     o under Section 174 of the Delaware General Corporation Law regarding unlawful dividends and stock purchases; or

     o for any transaction from which the director derived an improper personal benefit.

     As permitted by the Delaware General Corporation Law, the Registrant's Bylaws provide that:

     o the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions;

     o the Registrant may indemnify its other employees and agents to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions;

     o the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding;

     o the Registrant may advance expenses, as incurred, to its employees and agents in connection with a legal proceeding; and

     o    the rights conferred in the Bylaws are not exclusive.

     The Registrant has entered into Indemnification Agreements with each of its current directors and executive officers to give such directors and officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant's Certificate of Incorporation and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director, officer or employee of Registrant regarding which indemnification is sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification.

     Reference is also made to Section 8 of the Underwriting Agreement relating to Registrant's initial public offering, effected pursuant to Registrant's Registration Statement on Form S-1 (File No. 333-93439) originally filed with the Commission on December 22, 1999, as subsequently amended (the "Form S-1"), which provides for the indemnification of officers, directors and controlling persons of the Registrant against certain liabilities. The indemnification provision in the Registrant's Certificate of Incorporation, Bylaws and the Indemnification Agreements entered into between the Registrant and each of its directors and officers may be sufficiently broad to permit indemnification of the Registrant's directors and officers for liabilities arising under the Securities Act.

     The Registrant maintains directors' and officers' liability insurance and expects to obtain a rider to such coverage for securities matters.

     See also the undertakings set out in response to Item 9.

     Reference is also made to the following documents regarding relevant indemnification provisions described above and elsewhere herein:

     1. Registrant's Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.01 filed with the Form 10-K).

     2.   Registrant's Amended and Restated Bylaws (incorporated by reference to
          Exhibit 3.02 filed with the Form 10-K).

     3. Form of Indemnity Agreement entered into between the Registrant and its directors and officers (incorporated by reference as an exhibit to the Form S-1).

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

        Exhibit
         Number                                 Exhibit Title
        -------                                 -------------
          4.01     Registrant's Amended and Restated Certificate of Incorporation. +
          4.02     Registrant's Amended and Restated Bylaws. +
          4.03     Applied Business Technology Corporation UK Approved Share Option Subplan.
          5.01     Opinion of Fenwick & West LLP regarding legality of the securities being registered.
         23.01     Consent of Fenwick & West LLP (included in Exhibit 5.01).
         23.02     Consent of KPMG LLP, independent auditors.
         24.01     Power of Attorney (see signature page to this Registration Statement).

-------------------------

+ Previously filed with the Commission as an exhibit to the Company's Annual Report on Form 10-K for the year ended January 29, 2000.

ITEM 9. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(a)(i) and (1)(b)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the

Commission by Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on this 31st day of August, 2000.

                                           NIKU CORPORATION

                                       By: /s/ Farzad Dibachi
                                           ----------------------------
                                           Niku Corporation
                                           Chief Executive Officer and
                                           Chairman of the Board


                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Farzad Dibachi, Joshua Pickus, Mark Nelson and John Danforth, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on August 31, 2000 by the following persons in the capacities indicated:

           SIGNATURE                                            TITLE
           ---------                                            -----
        /s/ Farzad Dibachi              Chief Executive Officer and Chairman of the Board
----------------------------------      (Principal Executive Officer)
          FARZAD DIBACHI

          /s/ Mark Nelson               Chief Financial Officer (Principal Financial Officer and
----------------------------------      Principal Accounting Officer)
            MARK NELSON

           /s/ John Chen                Director
----------------------------------
             JOHN CHEN

        /s/ Terence Garnett             Director
----------------------------------
          TERENCE GARNETT

          /s/ Frank Gill                Director
----------------------------------
            FRANK GILL

       /s/ William Raduchel             Director
----------------------------------
         WILLIAM RADUCHEL

         /s/ Maynard Webb               Director
----------------------------------
          MAYNARD WEBB

                                NIKU CORPORATION

                       REGISTRATION STATEMENT ON FORM S-8

                                INDEX TO EXHIBITS

        Exhibit
         Number                                 Exhibit Title
        -------                                 -------------
          4.01     Registrant's Amended and Restated Certificate of Incorporation. +
          4.02     Registrant's Amended and Restated Bylaws. +
          4.03     Applied Business Technology Corporation UK Approved Share Option Subplan.
          5.01     Opinion of Fenwick & West LLP regarding legality of the securities being registered.
         23.01     Consent of Fenwick & West LLP (included in Exhibit 5.01).
         23.02     Consent of KPMG LLP, independent auditors.
         24.01     Power of Attorney (see signature page to this Registration Statement).

-------------------------

+ Previously filed with the Commission as an exhibit to the Company's Annual Report on Form 10-K for the year ended January 29, 2000.